UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2014 (July 24, 2014)

USG Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 1-8864

Delaware	36-3329400
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
550 West Adams Street, Chicago, Illinois	60661-3676
(Address of principal executive offices)	(Zip Code)
(312) 436-4000
Registrant’s telephone number, including area code:

Check  the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

          On July 24, 2014, USG Corporation (the “Company”) issued a press release containing earnings information for the quarter and six months ended June 30, 2014.  A copy of the press release is furnished as Exhibit 99.1 hereto.  As previously announced, a conference call and webcast to discuss second quarter 2014 results will be held at 10:00 a.m. Central Time on July 24, 2014. A copy of the slides to be presented as part of the webcast is furnished as Exhibit 99.2 hereto.

Item 7.01     Regulation FD Disclosure.

Effective April 1, 2014, the Company changed the composition of its reportable segments to reflect the change in management over its businesses in Mexico and Latin America and the contribution of the Company’s businesses in Asia-Pacific, India and Oman into its 50/50 joint venture with Boral Limited, USG Boral Building Products, or UBBP. Accordingly, the Company’s segments are now structured around its key products and business units: (1) Gypsum, (2) Ceilings, (3) Distribution and (4) UBBP.

Exhibit 99.3 attached hereto sets forth a schedule of certain unaudited segment data recast to reflect these changes.

The information contained in this report, including the Exhibits hereto, shall not be deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended, and it shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 – USG Corporation press release dated July 24, 2014.

Exhibit 99.2 – USG Corporation presentation slides dated July 24, 2014.

Exhibit 99.3 – USG Corporation Schedule of Recast Segment Data.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION
Registrant

Date:	July 24, 2014	By:	/s/ Matthew F. Hilzinger
Matthew F. Hilzinger,
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	USG Corporation press release dated July 24, 2014

99.2	USG Corporation presentation slides dated July 24, 2014

99.3	USG Corporation Schedule of Recast Segment Data